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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 24, 2005

                          INGLES MARKETS, INCORPORATED
             (Exact name of registrant as specified in its charter)

        NORTH CAROLINA              0-14706              56-0846267
 (State or other jurisdiction     (Commission           (IRS Employer
       of incorporation)          File Number)        Identification No.)

                       P.O. Box 6676, Asheville, NC 28816
                              (Address of Principal
                               Executive Offices)


                                 (828) 669-2941
              (Registrant's telephone number, including area code)

                                      None
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule
            or Standard; Transfer of Listing.

On August 23, 2005, Ingles Markets, Incorporated (the "Company") notified the staff of The Nasdaq Stock Market ("NASDAQ") of the death of J. Alton Wingate, a Director of the Company and member of the Audit/Compensation Committee of the Board of Directors. On August 24, 2005, the Company received notice from NASDAQ that as a result of Mr. Wingate's death, the Company is not in compliance with Marketplace Rule 4350(d) which requires the Audit/Compensation Committee to have at least three independent members. The NASDAQ confirmed that consistent with Marketplace Rule 43509(d), the Company has a cure period until the earlier of the Company's next annual shareholders' meeting or August 16, 2006 to regain compliance.

The Company's Board of Directors has begun to identify and evaluate candidates to replace Mr. Wingate and expects to appoint a new, independent director to serve on the Board of Directors and its Audit/Compensation Committee until the next annual meeting of shareholders scheduled for February, 2006, prior to the expiration of the cure period.





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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     INGLES MARKETS, INCORPORATED



Date: August 26, 2005                By:   /s/ Ronald B. Freeman
                                        ---------------------------------------
                                        Ronald B. Freeman
                                        Vice President-Finance and Chief
                                        Financial Officer